EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 1, 2014 (this “Amendment”), is by and among WORLD WRESTLING ENTERTAINMENT, INC., as Borrower (the “Borrower”), the Subsidiary Guarantors parties hereto, the Lenders (as defined below) parties hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 30, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement as provided herein, and the Required Lenders and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions.     Unless otherwise defined in this Amendment, capitalized terms used in this Amendment that are defined in the Credit Agreement (as amended hereby, the “Amended Credit Agreement”) shall have the meanings assigned to such terms in the Amended Credit Agreement. The interpretive provisions set forth in Section 1.2 of the Credit Agreement shall apply to this Amendment.
SECTION 2.    Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:
“Film Assets”: movies, films, videos, television programming and digital content and other similar assets.
“First Amendment Effective Date”: May 1, 2014.
“Special Film Entity”: any Person that may be formed in which the Borrower holds a direct or indirect equity interest where the principal purpose of such entity is to produce, create, acquire, distribute, sell, license or otherwise exploit Film Assets and which is designated as such by written notice from the Borrower to the Administrative Agent.
“WWE Network Expenses”: for any period, the aggregate of all expenses incurred by the Borrower and its Subsidiaries during such period in connection with the development, launch, marketing, programming and expansion of the WWE Network, a full-time, subscription-only digital multimedia network featuring live and on-demand content.
(b)    The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by:
(i) inserting the following proviso immediately after the pricing grid set forth therein:
“; provided that the highest rate set forth in each column of the foregoing pricing grid shall apply to the extent the Consolidated Leverage Ratio is less than zero (as a result of Consolidated EBITDA being less than zero)”, and
(ii) inserting the following immediately after the words “Each determination of the Consolidated Leverage Ratio shall be made in a manner consistent with the determination thereof pursuant to”:
“the definition of “Consolidated EBITDA” and”.
(c)    The definition of “Capital Expenditures” in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the words “or a Special Film Entity” immediately after the words “Network Entity” and (ii) replacing the reference to Section 7.8(g) with a reference to Section 7.8(h).
(d)    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by:
(i) replacing the word “and” immediately preceding clause (f) thereof with a comma and inserting the following clause (g) immediately following clause (f) thereof:
“and (g) any non-cash stock-based compensation expenses”, and
(ii) inserting the following provisos at the end of the last sentence of such definition:
“; provided that, solely for purposes of determining the Borrower’s compliance with Sections 7.1 and 7.8(h), with respect to any calculation of “Consolidated EBITDA” for any four-quarter period ending on March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, Consolidated Net Income for such period shall be increased by the amount of any WWE Network Expenses incurred during such period to the extent such WWE Network Expenses would otherwise reduce Consolidated Net Income for such period, up to a maximum increase of $20,000,000, $63,000,000, $79,000,000, $72,000,000, $55,000,000 and $18,000,000, respectively, in such period; provided further, that, solely for purposes of determining the Borrower’s compliance with Sections 7.1 and 7.8(h), with respect to any calculation of “Consolidated EBITDA” for any four-quarter period ending on September 30, 2014 and December 31, 2014, Consolidated Net Income for such period shall be increased by the amount of any net incremental investments in respect of feature film production during such period, up to a maximum increase of $18,800,000 and $22,300,000, respectively, in such period”.
(e)    The definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement is hereby amended by:
(i) inserting the words “or any Special Film Entity” immediately following the words “any Network Entity that is not a Subsidiary”, and
(ii) inserting the following at the end of the definition, immediately after the words “Network Entity”:
“or a Special Film Entity, as applicable”.
(f)    The definition of “Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “and any Special Film Entity” immediately following the words “Subsidiary Guarantor”.
(g)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Subsidiary Guarantor” in its entirety and replacing it with the following:
“Subsidiary Guarantor”: each Subsidiary of the Borrower other than (i) any Excluded Domestic Subsidiary, (ii) any Excluded Foreign Subsidiary, (iii) any Special Film Entity and (iv) any Network Entity to the extent that such Network Entity is unable to guarantee the Obligations pursuant to the terms of its organizational documents.
(h)    Section 6.9(a) of the Credit Agreement is hereby amended by adding the following immediately after the words “any Excluded Foreign Subsidiary”:
“, any Special Film Entity”.
(i)    Section 7.1 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:
“(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio determined as of the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
December 31, 2013	1:25:1.0
March 31, 2014	1.0:1.0
June 30, 2014	1.0:1.0
September 30, 2014	1.0:1.0
December 31, 2014	1.0:1.0
March 31, 2015	1.10:1.0
June 30, 2015	1.15:1.0
September 30, 2015 and thereafter	1.25:1.0”

(j)    Section 7.5 of the Credit Agreement is hereby amended by replacing clause (c) thereof with the following:
“(c) any Disposition of property to effect an Investment permitted under Section 7.8(a), (b), (c), (f), (g), (h), (i) or (j);”.
(k)    Section 7.8 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (g) thereof, replacing the period at the end of clause (h) thereof with a semicolon and adding the following after the end of clause (h):
“(i) investments consisting of the contribution to one or more Special Film Entities of Film Assets which existed on the First Amendment Effective Date; and
(j) if the Consolidated Leverage Ratio determined as of the last day of the period of four consecutive fiscal quarters of the Borrower preceding an applicable Investment is greater than or equal to 1.5:1.0 after giving pro forma effect to any borrowing in connection therewith, Investments in Special Film Entities pursuant to this Section 7.8(j) at any time outstanding after giving pro forma effect to such investments in an aggregate amount not to exceed $30,000,000; provided that such amount shall be calculated net of any amount of such Investments (not to exceed the original amount of such investments) which have been repaid to the Borrower.”
(l)    Section 7.10 of the Credit Agreement is hereby amended by:
(i) inserting the following immediately after the words “Network Entities” in the first instance in which they appear:
“, transactions related to the formation of the Special Film Entities”, and
(ii) inserting the words “or any Special Film Entity” immediately following the words “any Network Entity that is not a Subsidiary”.
SECTION 3.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:
(a)    both immediately before and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except for representations and warranties which by their terms expressly relate to a specified date, which representations and warranties shall be true and correct as of such specified date);
(b)    immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
(c)    the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and
(d)    this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.    Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 11.1 of the Credit Agreement):
(a)    the Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and each Lender party hereto;
(b)    both immediately before and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except for representations and warranties which by their terms expressly relate to a specified date, which representations and warranties shall be true and correct as of such specified date);
(c)    immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
(d)    the Administrative Agent and each Lender shall have received all fees and all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be paid by the Borrower to the Administrative Agent under Section 11.5 of the Credit Agreement; and
(e)    the Administrative Agent shall have received for the account of each Lender that has executed and delivered a counterpart of this Amendment on or prior to the Amendment Effective Date a consent fee in an amount equal to 0.125% of such Lender’s Commitment.
SECTION 5.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION 7.    Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 8.    Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.
SECTION 9.    Entire Agreement. This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WORLD WRESTLING ENTERTAINMENT, INC., as Borrower

By: /s/ George A. Barrios
Name: George Barrios
Title: Chief Strategy and Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By: /s/ James McDonnell
Name: James McDonnell
Title: Authorized Officer

Bank of America, NA
as Lender

By: /s/ Christopher T. Phelan
Name: Christopher T. Phelan
Title: Senior Vice President
Fifth Third Bank
as a Lender

By: /s/ Valerie Schanzer
Name: Valerie Schanzer
Title: Vice President
PEOPLE’S UNITED BANK
as a Lender

By: /s/ David Denlinger
Name: David Denlinger
Title: SVP, Regional Manager
RBS Citizens, N.A.,
as Lender

By: /s/ Anthony Selvaggio
Name: Anthony Selvaggio
Title: Senior Vice President

[LENDER], Tri State Capital Bank
as a Lender

By: /s/ Kenneth R. Orchard
Name: Kenneth R. Orchard
Title: Regional President – New Jersey